Exhibit 99.1

E Com Ventures, Inc.

FOR IMMEDIATE RELEASE

Company Contact:

Michael Katz

President and CEO

E Com Ventures, Inc.

954-335-9030

PERFUMANIA MARKETING REPORTS RETAIL SALES FOR FOURTH QUARTER

AND FISCAL YEAR 2007

Sunrise, FL February 11, 2008— E Com Ventures, Inc. (NASDAQ: ECMV) announced today fourth quarter and fiscal year 2007 retail sales results of it’s wholly-owned subsidiary, Perfumania Marketing. Similar to most retailers, the Company’s 2007 fiscal year ended February 2, 2008 had 52 weeks; the 2006 fiscal year ended February 3, 2007 had 53 weeks.

The Company reported total 2007 4th quarter retail sales of $98.9 million (13 weeks) vs. $90.6 million (14 weeks) in the 4th quarter of 2006. For fiscal year 2007, total retail sales were $243.9 million (52 weeks) vs. $229.5 million (53 weeks) in fiscal year 2006. Excluding the extra week of fiscal year 2006, comparable store sales were $218.1 million in 2007, which was 2.9% higher than the $212.0 million in 2006.

Michael W. Katz, President and Chief Executive Officer of E Com Ventures, Inc. said, “we are pleased with our increase in comparable store sales and total retail sales for fiscal year 2007, given the overall deteriorating retail sales environment experienced in the fourth quarter and carrying over to fiscal year 2008. We are hopeful that our more aggressive promotional pricing structure initiated in the fourth quarter of fiscal year 2007, product selection, and marketing programs will enable us to successfully maintain our sales trends as we work through the difficult retail environment we will be facing at least in the first quarter of fiscal year 2008.”

4th QUARTER AND FISCAL YEAR RETAIL SALES (in $000’s):

	FY 2007		FY 2006		FY 2005
		Increase (Decrease)		Increase (Decrease)		Increase (Decrease)
Number of Stores at Year End	303	13.5%	267	11.7%	239

4th Quarter Retail Sales	$98,897	9.1%	$90,627	11.4%	$81,372

Fiscal Year Retail Sales	$243,851	6.3%	$229,503	6.5%	$215,480

Fiscal Year Comparable Store Sales		2.9%		2.3%		5.8%

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Perfumania Marketing, the nation’s largest perfumery chain, is the leading specialty discount retailer of a wide range of brand name and designer fragrances with approximately $245 million in annual retail sales. The Company operates a chain of approximately 300 retail stores nationwide.

This press release may include information presented which contains forward-looking information, including statements regarding the strategic direction of the Company Some of these statements, including those that contain the words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “should,” “intend,” and other similar expressions, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements of those of our industry to be materially different from any future results, performance or achievements expressed or implied by those forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements are our ability to service our obligations, our ability to comply with the covenants in our credit facility, general economic conditions including a decrease in discretionary spending by consumers, competition, changes in or the lack of anticipated changes in the regulatory environment in various countries, the consummation of the previously announced merger with Model Reorg, Inc., our ability to integrate the Model Reorg business and operations into ours, the ability to raise additional capital to finance expansion, the risks inherent in new product and service introductions and the entry into new geographic markets and other factors included in our filings with the Securities and Exchange Commission.

Perfumania is a trademark of Perfumania, Inc. All other trademarks are the property of their respective owners.